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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
RiverSource Variable Portfolio - Income Series, Inc.
RiverSource Variable Portfolio - Investment Series, Inc.
RiverSource Variable Portfolio - Managed Series, Inc.
RiverSource Variable Portfolio - Managers Series, Inc.
RiverSource Variable Portfolio - Money Market Series, Inc.
RiverSource Variable Portfolio - Select Series, Inc.:


In planning and performing our audits of the financial statements of RiverSource VP - Core Bond Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Global Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - Income Opportunities Fund, and RiverSource VP - Short Duration U.S. Government Fund (funds within RiverSource Variable Portfolio - Income Series, Inc.), RiverSource VP - Emerging Markets Fund, RiverSource VP - Growth Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund, RiverSource VP - Large Cap Value Fund, RiverSource VP - Mid Cap Growth Fund, RiverSource VP - Mid Cap Value Fund, RiverSource VP - S&P 500 Index Fund, and RiverSource VP - Small Cap Advantage Fund (funds within RiverSource Variable Portfolio - Investment Series, Inc.), RiverSource VP - Balanced Fund and RiverSource VP - Diversified Equity Income Fund (funds within RiverSource Variable Portfolio - Managed Series, Inc.), RiverSource VP - Fundamental Value Fund, RiverSource VP - Select Value Fund, and RiverSource VP - Small Cap Value Fund (funds within RiverSource Variable Portfolio - Managers Series, Inc.), and RiverSource VP - Cash Management Fund (fund within RiverSource Variable Portfolio - Money Market Series, Inc.), for the period from September 1, 2006 to December 31, 2006, and of RiverSource VP
- Core Equity Fund (fund within RiverSource Variable Portfolio - Select Series, Inc.) for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting , including control activities for safeguarding securities, as a basis for designing our audit procedures for the purpose of expressing our opinion on the financial statements and comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSource Variable Portfolio
- Managers Series, Inc., RiverSource Variable Portfolio - Money Market Series, Inc., and RiverSource Variable Portfolio - Select Series, Inc. are responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting
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and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSoure Variable Portfolio - Managers Series, Inc., RiverSource Variable Portfolio - Money Market Series, Inc., and RiverSource Variable Portfolio
- Select Series, Inc. internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under the standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSource Variable Portfolio - Managers Series, Inc., RiverSource Variable Portfolio - Money Market Series, Inc., and RiverSource Variable Portfolio - Select Series, Inc. internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2006.

This report is intended solely for the information and use of management, the Board of Directors of RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSource Variable Portfolio - Managers Series, Inc., RiverSource Variable Portfolio - Money Market Series, Inc., and RiverSource Variable Portfolio
- Select Series, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                   /s/ KPMG LLP
                                   ------------
                                       KPMG LLP


Minneapolis, Minnesota
February 20, 2007